Exhibit 10.49
LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of November 8, 2002, by and between Deltagen, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.     DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 27, 2002, as amended or modified from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Term Loan in the original principal amount of Twenty Million Dollars ($20,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.     DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.     DESCRIPTION OF CHANGE IN TERMS.

A.    Modification(s) to Loan Agreement.

1.
On October 31, 2002, Borrower established time deposit account #8800058076 with Bank in the amount of $10,500,000 (the “TDA”), to secure the outstanding Obligations under the Term Loan. Borrower has requested that Bank convert the TDA held with Bank into investment property invested through SVB Securities, A Division of Alliant Partners (“SVBS”) (the “Conversion”). Bank has agreed to the Conversion, provided Borrower herein reaffirms that the cash in the form of the TDA shall continue to secure the outstanding Obligations under the Term Loan in the form of investment property invested through SVBS.

2.
As provided under Section 6.7 entitled “Financial Covenants”, sub-section (a), Section 2.3 entitled “Interest Rate, Payments” is amended in part to provide that effective as of the date herein, and at any time that the outstanding principal balance of the Term Loan Advances are secured by investments with SVBS or TDA, interest shall accrue at a per annum rate equal to the Prime Rate.

3.	The defined term “Collateral” as described on Exhibit “A” of the Loan Agreement is hereby amended in part to incorporate the following:

All securities, investment property, cash or other assets held, maintained or managed in Pledgor’s account entitled Silicon Valley Bank as Secured Party for Deltagen, Inc. (ADP#88600514) maintained in connection with an SVB Securities Client Agreement or similar agreement entered between Pledgor and SVB Securities, A Division of Alliant Partners, together with all Pledgor’s books relating to any of the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and products and proceeds thereof in whatever form including deposit accounts, accounts (including rights of payment), general intangibles, cash, instruments, documents and financial assets all in connection with the foregoing.

4.    CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.    NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.    CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: DELTAGEN, INC.	BANK: SILICON VALLEY BANK

By: /s/ Richard H. Hawkins	By: /s/ Mercy Forde
Name: Richard H. Hawkins	Name: Mercy Forde
Title: Chief Financial Officer	Title: Vice President